UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2014

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas	76116
(Address of principal executive offices)	(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2014, Approach Resources Inc. (the “Company”) entered into a seventeenth amendment (the “Seventeenth Amendment”) to its Credit Agreement dated as of January 18, 2008 (as amended, the “Credit Agreement”), by and among the Company and its subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent and lender, and the lenders from time to time party thereto.

The Seventeenth Amendment amends the definitions of “Pre-Approved Contracts” and “Projected Production” to provide the Company with more hedging flexibility by allowing the Company to enter into commodity derivative contracts on a rolling basis (i) up to 85% of projected production from proved oil and gas properties for the twenty-four (24) months following the commencement of a Rate Management Transaction (as defined in the Credit Agreement), (ii) up to 100% of projected production from proved producing oil and gas properties from the last day of the twenty-fourth (24th) month following the commencement of such Rate Management Transaction until the last day of the thirty-sixth (36th) month following the commencement of such Rate Management Transaction and (iii) up to 85% of projected production from proved producing oil and gas properties from the last day of the thirty-sixth (36th) month following the commencement date of such Rate Management Transaction until the last day of the sixtieth (60th) month following the commencement date of such Rate Management Transaction.

The foregoing description of the terms of the Seventeenth Amendment is qualified in its entirety by the Seventeenth Amendment, which is filed as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Seventeenth Amendment set forth under Item 1.01 above is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2014, the Board of Directors of the Company (the “Board”) appointed Vean J. Gregg III to serve as a member of the Board. The appointment increased the number of members of the Board from seven to eight. Mr. Gregg will serve as a Class III director, which class will stand for re-election at the 2016 annual meeting of stockholders. Mr. Gregg will receive an annual retainer and meeting fees, in each case in a manner consistent with the retainer and fees paid to the Company’s other non-employee directors.

There are no arrangements or understandings between Mr. Gregg and any other person pursuant to which Mr. Gregg was elected as a director, and the Company believes there are no transactions in which Mr. Gregg has a material interest requiring disclosure under Item 404(a) of Regulation S-K. However, Mr. Gregg was employed by J.P. Morgan Securities, LLC (“J.P. Morgan”) from 1996 – January 2014, most recently serving as Managing Director/head of North American Oil and Gas Investment Banking of J.P. Morgan from August 2010 – April 2013. Since 2007, J.P. Morgan has acted as lead underwriter for four public equity offerings by the Company and one public debt offering by the Company. The Company estimates that it paid J.P. Morgan approximately $3.9 million in underwriting fees in 2012, and approximately $2.3 million in underwriting fees in 2013.

A copy of the Company’s press release announcing Mr. Gregg’s appointment to the Board is attached as Exhibit 99.1 to this report.

Item 7.01 Regulation FD Disclosure.

On January 24, 2014, the Company issued a press release, a copy of which is furnished as Exhibit 99.1, announcing the appointment of Mr. Gregg to the Board.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 17 dated as of January 23, 2014, to Credit Agreement dated as of January 18, 2008, among Approach Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as administrative agent and lender, KeyBank National Association, Frost Bank, Royal Bank of Canada and Wells Fargo Bank, N.A., as lenders, and Approach Oil & Gas Inc., Approach Resources I, LP, Approach Services, LLC and Approach Midstream Holdings LLC, as guarantors.

99.1	Press Release dated January 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPROACH RESOURCES INC.

By:	/s/ J. Curtis Henderson
J. Curtis Henderson
Chief Administrative Officer

Date: January 24, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 17 dated as of January 23, 2014, to Credit Agreement dated as of January 18, 2008, among Approach Resources Inc., as Borrower, JPMorgan Chase Bank, N.A., as administrative agent and lender, KeyBank National Association, Frost Bank, Royal Bank of Canada and Wells Fargo Bank, N.A., as lenders, and Approach Oil & Gas Inc., Approach Resources I, LP, Approach Services, LLC and Approach Midstream Holdings LLC, as guarantors.

99.1	Press Release dated January 24, 2014.

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